As filed with the Securities and Exchange Commission on March 13, 2008
Registration No. 333-_____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

RUDOLPH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		22-3531208
(State of Incorporation)		(I.R.S. Employer Identification Number)
One Rudolph Road, PO Box 1000 Flanders, NJ 07836 973-691-1300
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

1999 STOCK PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

PAUL F. McLAUGHLIN
Chairman and Chief Executive Officer
RUDOLPH TECHNOLOGIES, INC.
One Rudolph Road, PO Box 1000
Flanders, NJ 07836
(973) 691-1300
(Name, address including zip code, and telephone number, including area code, of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

            Large accelerated filer  [  ]                                                                                            Accelerated filer [X]
            Non-accelerated filer [  ] (Do not check if smaller reporting company)                Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value, to be issued under the 1999 Stock Plan	1,138,824 (2)	$8.78 (3)	$9,998,874.72	$392.96
Common Stock $0.001 par value, to be issued under the 1999 Employee Stock Purchase Plan	900,000 (4)	$8.78 (3)	$7,902,000.00	$310.55
Total	2,038,824		$17,900,874.72	$703.51

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan.  This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Includes the following automatic annual increases to the number of shares of the Registrant's Common Stock reserved for issuance under the 1999 Stock Plan: (i) 338,824 shares on January 1, 2006, (ii) 400,000 shares on January 1, 2007 and (iii) 400,000 shares on January 1, 2008.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) on the basis of the average of the high and low sale prices of Common Stock on the Nasdaq Global Market on March 3, 2008.

(4) Includes the following automatic annual increases to the number of shares of the Registrant's Common Stock reserved for issuance under the 1999 Employee Stock Purchase Plan: (i) 300,000 shares on January 1, 2006, (ii) 300,000 shares on January 1, 2007 and (iii) 300,000 shares on January 1, 2008.

PART I

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

Item 3(a)

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 3, 2008.

Item 3(b)

The Registrant's Current Reports on Form 8-K , filed on January 11, 2008, January 28, 2008 and February 7, 2008.

Item 3(c)

        The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

            The Registrant's certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, including: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware.

            The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant. The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption From Registration Claimed

            Not Applicable.

Item 8. Exhibits

            4.1(1)          Restated Certificate of Incorporation of Registrant

            4.2(2)          Restated Bylaws of Registrant

            4.3(3)          Rights Agreement

            5.1              Opinion of Wolff & Samson, PC, as to legality of securities being registered

            10.1(4)        1999 Stock Plan

            10.2(5)        1999 Employee Stock Purchase Plan, as amended and restated.

            23.1             Consent of KPMG LLP, independent registered public accounting firm

            23.2             Consent of Wolff & Samson, PC (contained in Exhibit 5.1).

            24.1             Power of Attorney (included on signature page of the Registration Statement hereto)

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-K, filed with the SEC on August 1, 2007.

(3) Exhibit 4.3 incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed with the SEC on June 28, 2005.

(4) Exhibit 10.1 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1 as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(5) Exhibit 10.2 is incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-8, No. 333-129773, filed with the SEC on November 17, 2005.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on this 13th day of March, 2008.

                                                            RUDOLPH TECHNOLOGIES, INC.

                                                            By:    /s/ Paul F. McLaughlin
                                                                      Paul F. McLaughlin,
                                                                       Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Rudolph Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Paul F. McLaughlin and Steven R. Roth, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul F. McLaughlin	Chairman and Chief Executive Officer (Principal Executive Officer)	March 13, 2008
Paul F. McLaughlin
/s/ Steven R. Roth	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2008
Steven R. Roth
/s/ Daniel H. Berry	Director	March 13, 2008
Daniel H. Berry
/s/ Paul Craig	Director	March 13, 2008
Paul Craig
/s/ Thomas G. Greig	Director	March 13, 2008
Thomas G. Greig
/s/ Jeff L. O'Dell	Director	March 13, 2008
Jeff L. O'Dell
/s/ Carl E. Ring, Jr.	Director	March 13, 2008
Carl E. Ring, Jr.
/s/ Richard F. Spanier	Director	March 13, 2008
Richard F. Spanier
/s/ Aubrey C. Tobey	Director	March 13, 2008
Aubrey C. Tobey
/s/ John R. Whitten	Director	March 13, 2008
John R. Whitten
/s/ Michael W. Wright	Director	March 13, 2008
Michael W. Wright

INDEX TO EXHIBITS

Exhibit Number
4.1(1)	Restated Certificate of Incorporation of Registrant
4.2(2)	Restated Bylaws of Registrant
4.3(3)	Rights Agreement
5.1	Opinion of Wolff & Samson, PC, as to legality of securities being registered
10.1(4)	1999 Stock Plan
10.2(5)	1999 Employee Stock Purchase Plan, as amended and restated.
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Wolff & Samson, PC (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)

(1)        Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1 as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(2)        Exhibit 4.2 is incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-K, filed with the SEC on August 1, 2007.

(3)        Exhibit 4.3 incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed with the SEC on June 28, 2005.

(4)        Exhibit 10.1 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(5)        Exhibit 10.2 is incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-8, No. 333-129773, filed with the SEC on November 17, 2005.

EXHIBIT 5.1

March 13, 2008

Rudolph Technologies, Inc.
One Rudolph Road, PO Box 1000
Flanders, NJ 07836

Re: Registration Statement on Form S-8

The Board of Directors:

        We have examined the Registration Statement on Form S-8 to be filed by Rudolph Technologies, Inc. (the "Corporation") with the Securities and Exchange Commission on or about March 13, 2008 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,038,824 shares of Common Stock (the "Shares") reserved for issuance under the 1999 Stock Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance and sale of the Shares pursuant to the Plans. . This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

        We have examined the Plans, the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

        As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

        This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

        Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, in each case as of the date hereof, and we do not express any opinion herein concerning any other laws.

        Based on the foregoing, it is our opinion that the 2,038,824  Shares covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

 Very truly yours,

/s/ Wolff & Samson PC

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rudolph Technologies, Inc.:

We consent to the use of our reports dated March 3, 2008 with respect to the consolidated financial statements, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference.

Our report with respect to the consolidated balance sheets of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated financial statement schedule, dated March 3, 2008 refers to Rudolph Technologies, Inc.'s adoption of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainties in Income Taxes", effective January 1, 2007, and Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", effective January 1, 2006.

Our report dated March 3, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Rudolph Technologies, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states Rudolph Technologies, Inc. did not have adequate oversight and review controls regarding the preparation and review of the accounting for income taxes as of December 31, 2007.  Our report also contains an additional explanatory paragraph that states management of Rudolph Technologies, Inc. excluded the probe card test and analysis business (PCTA) acquired in December 2007 from its assessment of the effectiveness of Rudolph Technologies, Inc.'s internal control over financial reporting as of December 31, 2007, and our audit of internal control over financial reporting of Rudolph Technologies, Inc. as of December 31, 2007 also excluded an evaluation of the internal control over financial reporting of PCTA.

/s/ KPMG LLP

KPMG LLP
Short Hills, New Jersey
March 12, 2008